Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of August 4, 2008, by and between THE LACLEDE GROUP, INC., a Missouri corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), and has reference to the following facts and circumstances (the “Recitals”):

A    Borrower and Lender executed the Amended and Restated Revolving Credit Agreement dated as of August 4, 2005 (the “2005 Agreement”), pursuant to which Borrower executed the Revolving Credit Note dated August 4, 2005, payable to the order of Lender, in the principal amount of up to $40,000,000 (as amended, the “Note”).

B.    The 2005 Agreement was previously amended as provided in the First Amendment to Amended and Restated Revolving Credit Agreement dated as of March 31, 2008 (the 2005 Agreement as amended thereby, hereafter referred to as the “Agreement”; all capitalized terms used and not otherwise defined in this Second Amendment shall have the respective meanings ascribed to them in the Agreement).

C.    Borrower and Lender desire to further amend the Agreement, in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.     Recitals.  The Recitals are true and correct, and, together with the defined terms set forth therein, are incorporated herein by this reference.

2.     Amendment to Agreement.  The Agreement is amended as follows:

(a)    The definitions of “Applicable Commitment Fee Rate”, “Applicable LIBOR Margin”, “Applicable Prime Margin”, and “Revolving Credit Period” in Section 1.01 of the Agreement are deleted and replaced with the following:

“Applicable Commitment Fee Rate shall mean an annual rate equal to 15/100 Percent (0.15%).”

“Applicable LIBOR Margin shall mean an annual rate equal to 60/100 Percent (0.60%).”

“Applicable Prime Margin shall mean an annual rate equal to Zero Percent (0%).”

“Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending August 3, 2009; provided, however, that the Revolving Credit Period shall end on the date the Lender’s Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise.”

(b)    The definition of “Applicable Rating Level” in Section 1.01 of the Agreement is deleted.

(c)    Sub-sections (a) and (b) in the definition of “Interest Period” in Section 1.01 of the Agreement are deleted and replaced with the following:

“(a) initially, the period commencing on the date selected by Borrower in the applicable Interest Rate Selection Notice and ending seven (7) days, one (1) month, two (2) months, three (3) months, or six (6) months thereafter, as Borrower may elect in the applicable Interest Rate Selection Notice; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending seven (7) days, one (1) month, two (2) months, three (3) months, or six (6) months, as Borrower may elect in the applicable Interest Rate Selection Notice; provided that:”

3.     Costs and Expenses.  Borrower hereby agrees to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Second Amendment and any and all other agreements, documents, instruments and/or certificates relating to this Second Amendment.  All of the obligations of Borrower under this paragraph shall survive the payment of Borrower’s Obligations and the termination of the Agreement as amended hereby.

4.     References to Agreement.  All references in the Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

5.     Full Force and Effect.  Except to the extent specifically amended by this Second Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement and the Note shall be and remain in full force and effect and the same are hereby ratified and confirmed.

6.     Benefit.  This Second Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

7.     Representations and Warranties.  Borrower hereby represents and warrants to Lender that:

(a)    the execution, delivery and performance by Borrower of this Second Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b)    the execution, delivery and performance by Borrower of this Second Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound or to which Borrower or any of its property is subject;

(c)    this Second Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)    all of the representations and warranties made by Borrower in the Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Second Amendment as if made on and as of the date of this Second Amendment; and

(e)    as of the date of this Second Amendment, no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing.

8.     Release.  Borrower hereby unconditionally releases, acquits, waives, and forever discharges Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or for any failure to take any action, existing at any time prior to the execution of this Second Amendment.

9.     Inconsistency.  In the event of any inconsistency or conflict between this Second Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

10.    Missouri Law.  This Second Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

11.    Notice Required by Section 432.047 R.S. Mo.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

12.    Conditions Precedent.  Notwithstanding any provision contained in this Second Amendment to the contrary, this Second Amendment shall not be effective unless and until Lender shall have received the following, all in form and substance acceptable to Lender:

(a)    this Second Amendment, duly executed by Borrower;

(b)    the Consent of Guarantor duly executed by Laclede Energy;

(c)    the following organizational documents of Borrower:  (i) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment; (ii) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment; and (iii) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri, or other evidence of good standing satisfactory to Lender;

(d)    the following organizational documents of Laclede Energy:  (i) a copy of resolutions of the Board of Directors of Laclede Energy, duly adopted, which authorize the execution, delivery and performance of the Consent of Guarantor; (ii) an incumbency certificate, executed by the Secretary of Laclede Energy, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing the Consent of Guarantor; and (iii) a certificate of corporate good standing of Laclede Energy issued by the Secretary of State of the State of Missouri, or other evidence of good standing satisfactory to Lender; and

(e)    such other documents and information as reasonably requested by Lender.

IN WITNESS WHEREOF, Borrower and Lender have executed this Second Amendment as of the day and year first above written.

(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Borrower:

THE LACLEDE GROUP, INC.

By:	/s/ Lynn D. Rawlings
Lynn D. Rawlings, Treasurer and Assistant Secretary

Lender:

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Karen Meyer
Karen Meyer, Vice President